Ballantyne Strong, Inc.
Third Quarter Update

Kyle Cerminara – Chairman and CEO
Ryan Burke – SVP and CFO
Ray Boegner – President of Cinema
Steve Schilling – President of Digital Media

November 8, 2016



Forward-Looking Statement

This presentation may contain forward-looking statements related to the Company's future operating results. Except for the historical information, it may include forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, customer demand for the Company's products, the development of new technology for alternate means of motion picture presentation, domestic and international economic conditions, the management of growth, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ materially from management's expectations.

Third Quarter 2016

Key Highlights:

- Income from operations of $0.3 million compared with a loss from operations of ($1.0) million in the same period of the prior year
- There were a number of items that had a disproportionally negative impact on our third quarter of 2016 results including:
  - ($0.4) million related to a warranty reserve
  - ($0.3) million related to an inventory reserve
  - ($0.8) million related to a volume rebate
- Depreciation & amortization expense of $0.5 million and interest expense of zero

Third Quarter 2016

Key Highlights:

- Net revenues of $18.7 million, compared with $19.7 million in the same period of the prior year
  - Cinema revenues of $11.1 million, compared with $11.0 million in the same period of the prior year
  - Digital Media revenues of $7.9 million, compared with $9.0 million in the same period of the prior year

- Consolidated gross profit was $4.4 million or 23.4%, compared with $3.8 million or 19.1% in the same period of the prior year
  - Gross profit in third quarter of 2016 was disproportionately impacted by:
    - ($0.4) million warranty reserve, which was a (1.9%) negative impact to gross margin
    - ($0.3) million inventory reserve, which was a (1.4%) negative impact to gross margin
    - ($0.8) million volume rebate, which was a (4.1%) negative impact to gross margin

Third Quarter 2016

STRONG

Key Highlights:

- Selling and administrative expenses were $4.1 million compared to $4.8 million in the same period of the prior year

- Investing in the business for growth while cutting unnecessary administrative expenses:
  - Selling expenses of $1.1 million compared to $1.0 million in the same period of the prior year
  - Administrative expenses of $3.0 million compared to $3.7 million in the same period of the prior year
    - Meaningfully reduced administrative expenses while making significant investment in information technology systems and infrastructure on the SalesForce platform

Third Quarter 2016

Key Highlights:

- Since the beginning of the share buyback program, we have repurchased 42,219 shares through November 1st at an average purchase price of $5.01/share. There are 657,781 shares remaining on our buyback authorization.
  - Continue to use an algorithm that repurchases considerably more shares per day at lower prices and less shares per day at higher prices.
- Insider and closely held ownership has increased to approximately 33.5% of shares

Business Update

- Exhaustive review of businesses continues

- Net annualized savings of approximately $3.1 million
  - Zero-based budgeting process for 2017 should lead to further expense reductions
  - Expect to continue to re-invest savings to grow business

- Expense management continues to be a top priority. We are also prioritizing efforts around new business and revenue growth opportunities.
  - Investing to increase capacity in our Cinema screen manufacturing facility in Canada
  - Investing in Cinema research & development to develop world-class laser screen capabilities
  - Investing in Digital Media sales, marketing, software and DSaaS infrastructure
  - Investing in Corporate information technology infrastructure to improve forecasting, operating efficiencies and scalability

- As previously announced, completed sale of Strong Westrex Beijing operations due to negative earnings and commitment to focus efforts on higher return on invested capital businesses

Progress Since May 2015

- Several value enhancing changes made to the business

- Annualized cost savings of $10.6 million have been realized from:
  - Headcount reductions of $8.4 million
  - Facilities consolidation savings of $0.5 million
  - Other savings of $1.7 million

- Invested capital back into the business through annualized investments of:
  - Targeted headcount additions of $6.5 million
  - Other investments of $0.9 million

- Net annualized savings since May 2015 equal $3.1 million

- Continually evaluating opportunities for both cost savings and value enhancing investments

Investments for Future Growth

STRONG

- Investments in Cinema
  - Investing approximately $0.8 million to expand our factory at Strong/MDI in Canada
  - Expansion will increase our structure and specialty screen fabrication capacities
  - Additional new equipment and resources brought on line to increase R&D efforts
- Investments in Digital Media
  - Six sales positions added over the last 12 months
  - New sales team is in the beginning stages of building the sales pipeline to drive meaningful, recurring revenue growth
  - Development of proprietary Fusion DX software is underway and upon completion will create an efficient, standardized platform to service our customers, improve our margins, provide improved scalability and allow us to differentiate our offering
- Investments in Corporate Infrastructure
  - Implementation of new cloud CRM, ERP and CPM in progress
  - Majority of US businesses to complete implementation in the fourth quarter, with remaining businesses to move to new platforms in 2017
  - New systems will improve forecasting capabilities, operating efficiencies and scalability while reducing future capex requirements and traditional system obsolescence

Digital Signage as a Service - *DSaaS*

- DSaaS: Industry's first fully managed service that includes digital media player, support, monitoring, Fusion DX platform, equipment repair or replace and content management

- SMB DSaaS
  - Announced earlier in the year at Infocom
  - Customer size < 10 locations
  - General Use: Corporate Communications

- Enterprise DSaaS
  - Serves large complex networks
  - Supports content design workflow
  - Advanced tagging and market segmentation capability
  - Supports interactivity, streaming, multi-channel
  - Multiple player support
  - Advanced reporting and analytics


STRATEGY
CONTENT CREATION
CONTENT WORKFLOW
HARDWARE
CONTENT MANAGEMENT
SUPPORT
MEASUREMENT
ACTIVATE
DSaaS

Income (Loss) from Operations



Income (Loss) from Operations
$2.5
$2.0
$1.5
$1.0
$0.5
$-
$(0.5)
$(1.0)
$(1.5)
$(2.0)
$(2.5)
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
$(0.9)
$(2.1)
$(1.0)
$(0.2)
$1.1
$2.0
$0.3

Items that had a disproportionally negative impact on third quarter of 2016 results included:

- ($0.4) million related to a warranty reserve
- ($0.3) million related to an inventory reserve
- ($0.8) million related to a volume rebate

All dollars shown in millions. All results exclude discontinued operations.

Depreciation and Amortization



Depreciation and Amortization
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$-
$0.5
$0.6
$1.0
$0.7
$0.6
$0.5
$0.5
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016

Q3 2015 included a ($0.6) million charge related to the impairment of software intangibles

All dollars shown in millions. All results exclude discontinued operations.

SG&A


SG&A
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
$5.2
$5.2
$4.8
$5.4
$4.1
$4.2
$4.1
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016

All dollars shown in millions. All results exclude discontinued operations.

Ownership Culture

STRONG


Closely Held Ownership
40.0%
30.0%
20.0%
10.0%
0.0%
22.5%
24.7%
29.3%
29.7%
31.4%
33.5%
Sept 15
Dec 15
Mar 16
May 16
Aug 16
Oct 16

- Total closely held ownership of 33.5% of shares outstanding
  - Closely held ownership includes executive officers, board members, employees, and other affiliated parties
- Ownership is evidence of proper alignment of interests between leadership of company and shareholders
- Strive to maintain ownership culture that is focused on creating shareholder value over the long-term

Current Value Proposition

STRONG.

- Approximately $15.3 million of cash and equivalents (which includes $1.4 million of cash classified as assets held for sale) and $12.5 million of investments at market value
- No debt on balance sheet and real estate owned free and clear
- Building and land in Georgia recently valued at $4.3 to $6.8 million
- Cash value in inventory and net receivables
- Cinema division is highly cash flow generative with strong market position
- Digital Media division has room for growth if properly executed
- Operating loss carryforwards could have value if Company returns to profitability in the United States
- Improving returns on invested capital creates value for shareholders

Ballantyne Strong Strategy

- Board has implemented a strategy focused on making optimal capital allocation decisions across the company's businesses and investments
- Expect to continue to invest and grow the Cinema and Digital Media divisions
- Evaluating investments in other industries that are expected to produce high returns on invested capital
- Investments can include equity positions in public companies or complete acquisitions of other businesses
- Investments in public companies may involve taking control positions or seeking board representation
- Current investments in public companies include RELM Wireless Corporation (NYSE MKT: RWC), 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) and Itasca Capital Ltd. (TSX VENTURE: ICL)

PIH, RWC and ICL Investments

STRONG

	Cost Basis	Book Value	Market Value	Unrealized Gain / (Loss)
1347 Property Insurance Holdings	$ 2.5	$ 2.0	$ 2.0	$ (0.5)
RELM Wireless Corporation	4.1	4.3	6.1	2.0
Itasca Capital Ltd.	3.5	3.5	4.4	0.9
Total	**$ 10.1**	**$ 9.8**	**$ 12.5**	**$ 2.4**

- Investment in 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) has a book and market value of $2.0 million with an unrealized loss of ($0.5) million
- Investment in RELM Wireless Corporation (NYSE MKT: RWC) is treated as an equity method investment. Book value of this investment is $4.3 million, but market value of this investment was $6.1 million as of September 30, 2016.
  - Unrecognized gain on investment is not reflected in financials in accordance with GAAP
- Investment in Itasca Capital Ltd. (TSX VENTURE: ICL) is treated as an equity method investment. Book value of this investment is $3.5 million, but market value of this investment is $4.4 million as of September 30, 2016.
  - Unrecognized gain on investment is not reflected in financials in accordance with GAAP
  - BTN owns 32.3% of outstanding shares

Plan Going Forward

- Continue to evaluate cost savings and investment opportunities in the existing businesses
- Be on the lookout for new investment opportunities that offer asymmetrical risk rewards and an adequate margin of safety
- Maintain a culture of zero complacency, ownership and accountability in all aspects of the business
- Hire and retain the best people so that our human capital is ever improving
- Incorporate long-term thinking into all decisions made in the business